Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated July 14, 2023 relating to the consolidated financial statements of Bitnile Metaverse, Inc. and subsidiaries (collectively, the “Company”) appearing in the Company’s Annual Report on SEC Form 10-K for the year ended March 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

October 16, 2023